Exhibit 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 9, 2012 (this “Second Amendment”), is entered into by Dollar General Corporation, a Tennessee corporation (the “Borrower”), the other Credit Parties (as defined in the Credit Agreement (as defined below)), Citicorp North America, Inc., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and the Lenders party hereto.

RECITALS

A.  Reference is hereby made to the Credit Agreement, dated as of July 6, 2007 and amended and restated as of March 30, 2012 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, and including all schedules and exhibits thereto, the “Credit Agreement;” capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement), by and among the Borrower, the Lenders party thereto from time to time, the Agent and the other financial institutions identified therein.

B.  Each of the Borrower and the other Credit Parties (collectively, the “Reaffirming Parties”) is party to one or more of the Security Documents, pursuant to which, among other things, the Credit Parties provided security for the Obligations.

C.  The Borrower, the other Credit Parties and the Lenders party hereto desire to amend the Credit Agreement as provided in this Second Amendment and subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 3 hereof.

D.  Each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of this Second Amendment becoming effective and the consummation of the transactions contemplated hereby and desires to reaffirm its obligations pursuant to the Security Documents to which it is a party.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement.  The Borrower, the other Credit Parties and the Lenders party hereto each agrees that on the Second Amendment Effective Date (as defined below):

(a)  Section 1.1 of the Credit Agreement shall be amended by adding the following defined term in proper alphabetical order:

“Second Amendment Effective Date” shall mean October 9, 2012.

(b) Section 10.6 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the “.” at the end of clause (j) thereof with “; and” and (iii) inserting the following new clause (k) therein immediately after clause (j) thereof as follows:

(k)                                  the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) repurchase, redeem or otherwise acquire shares of its Stock or Stock Equivalents on or about the Second Amendment Effective Date; provided that the aggregate cash consideration paid in respect of all such repurchases, redemptions and acquisitions shall not exceed $250,000,000.

SECTION 2.  Representations and Warranties.  To induce the other parties hereto to enter into this Second Amendment, each Credit Party represents and warrants to the Lenders and the Agent that, as of the date hereof:

(a)  the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects;

(b)  each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Second Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Second Amendment.  Each Credit Party has duly executed and delivered this Second Amendment and this Second Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity;

(c)  neither the execution, delivery or performance by any Credit Party of this Second Amendment nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to, the terms of any Contractual Requirement to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than (A) any such breach,

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default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (B) as disclosed on Schedule 8.3 to the Credit Agreement or (iii) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries;

(d)  the execution, delivery and performance of this Second Amendment do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) such licenses, approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect; and

(e)  no Default or Event of Default has occurred and is continuing.

SECTION 3.  Amendment Effectiveness.  The effectiveness of this Second Amendment shall be subject to the following conditions precedent:

(a)  the Administrative Agent shall have received from (i) the Borrower and each other Credit Party and (ii) the Required Lenders, a duly executed and delivered counterpart of this Second Amendment signed on behalf of each such party;

(b)  the representations and warranties of the Borrower and the other Credit Parties set forth in Section 2 hereof shall be true and correct on and as of the Second Amendment Effective Date and no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Authorized Officer of the Borrower, certifying the accuracy of such representations and warranties and the absence of a Default or Event of Default; and

(c)  the Administrative Agent shall have received for its account or the account of each Lender entitled thereto all fees in connection with this Second Amendment agreed to prior to the Second Amendment Effective Date (including all fees agreed to pursuant to Section 4 below) and all amounts due and payable to the Administrative Agent and the Collateral Agent on or prior to the Second Amendment Effective Date pursuant to the Credit Documents, including, to the extent invoiced at least 2 Business Days prior to the Second Amendment Effective Date, reimbursement of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower or any other Credit Party hereunder or under any other Credit Document.

The date on which such conditions have been satisfied (or waived) is referred to herein as the “Second Amendment Effective Date.”

SECTION 4.  Fees.  The Borrower hereby covenants and agrees that, so long as the Second Amendment Effective Date occurs, it shall pay to each Lender that has consented to this Second Amendment and has executed and delivered a counterpart thereof to the Administrative Agent (or its designee) on or prior to 5:00 p.m. (New York City time) on the

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Second Amendment Effective Date, a fee equal to 0.10% of the aggregate principal amount of such Lender’s Loans outstanding on the Second Amendment Effective Date.

SECTION 5.  Reaffirmation.  Each Reaffirming Party (a) hereby confirms its guaranty of the Obligations pursuant to the Credit Agreement and (b) hereby confirms its respective pledges and grants of security interests, as applicable, in each case, under and subject to the terms of each of the Security Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Second Amendment and the transactions contemplated hereby, any such guaranty, pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect and shall secure and guarantee, among other things, all obligations under the Credit Agreement.

SECTION 6.  Effect of Amendment.  On and after the Second Amendment Effective Date, each reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Credit Agreement as amended by this Second Amendment.  Except as expressly provided in this Second Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  On and after the Second Amendment Effective Date, this Second Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.  On and after the Second Amendment Effective Date, as used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof,” “hereunder” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Second Amendment.

SECTION 7.  Counterparts.  This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.  Applicable Law.  THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.  Submission to Jurisdiction; WAIVER OF JURY TRIAL.  Section 13.13 of the Credit Agreement is hereby incorporated by reference herein.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECOND AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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SECTION 10.  Headings.  The headings of this Second Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

DOLLAR GENERAL CORPORATION,
as the Borrower

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DG RETAIL, LLC, as a Credit Party

By:	/s/ John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DOLGENCORP, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DOLGENCORP OF NEW YORK, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DOLGENCORP OF TEXAS, INC., as a Credit Party

By:	/s/ John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DG TRANSPORTATION, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DG LOGISTICS, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

SOUTH BOSTON HOLDINGS, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Vice President and Chief Financial Officer

SUN-DOLLAR, L.P., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Vice President and Chief Financial Officer of South Boston Holdings, Inc., its general partner

DG PROMOTIONS, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DOLLAR GENERAL PARTNERS, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DC FINANCIAL, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer of Dollar General Corporation, its sole member

DG STRATEGIC I, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DG STRATEGIC II, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer of Dollar General Corporation, its sole member

DOLGEN MIDWEST, LLC, as a Credit Party

By:	John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DOLGEN I, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DOLGEN II, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DOLGEN III, INC., as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

RETAIL RISK SOLUTIONS, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Vice President and Chief Financial Officer

SOUTH BOSTON FF&E, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Vice President and Chief Financial Officer of Sun-Dollar, L.P., its sole member

DOLGEN CALIFORNIA, LLC, as a Credit Party

By:	/s/ John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DG ECOMMERCE, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

DG STRATEGIC VI, LLC, as a Credit Party

By:	/s/ John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DG STRATEGIC VII, LLC, as a Credit Party

By:	/s/ John W. Feray
	Name:	John W. Feray
	Title:	Senior Vice President and Chief Financial Officer

DG STRATEGIC VIII, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer of Dollar General Corporation, its sole member

RETAIL PROPERTY INVESTMENTS, LLC, as a Credit Party

By:	/s/ David M. Tehle
	Name:	David M. Tehle
	Title:	Vice President and Chief Financial Officer

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent

By:	/s/ Kevin Johns
	Name:	Kevin Johns
	Title:	Vice President